Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-182125) pertaining to the 2012 Equity and Incentive Compensation Plan of AMERISAFE, Inc.,

(2) Registration Statement (Form S-8 No. 333-226584) pertaining to the 2018 Non-Employee Director Restricted Stock Plan of AMERISAFE, Inc., and

(3) Registration Statement (Form S-8 No. 333-265630) pertaining to the 2022 Equity and Incentive Compensation Plan of AMERISAFE, Inc. and

(4) Registration Statement (Form S-8 No. 333-XXXXXX) pertaining to the Non-Employee Director Restricted Stock Plan, as amended and restated of AMERISAFE, Inc.

of our reports dated February 27, 2026, with respect to the consolidated financial statements of AMERISAFE, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of AMERISAFE, Inc. and subsidiaries included in this Annual Report (Form 10-K) of AMERISAFE, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New Orleans, LA

February 27, 2026

A member firm of Ernst & Young Global Limited